EXHIBIT 11


         Computation of Weighed Average Number of Shares of Common Stock



                                                       Year ended December,
                                                          (in thousands)
                                                  ------------------------------
                                                   1993        1994        1995
                                                  ------      ------      ------
Shares outstanding at
  beginning of period ......................       8,947       9,027       9,057

Weighted average shares issued .............          36           5       1,460


Incremental shares of common
  stock outstanding giving
  effect to stock options
  and warrant ..............................         443         592       1,096
                                                  ------      ------      ------


Weighted average shares for
  earnings per share .......................       9,426       9,624      11,613
                                                  ======      ======      ======